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                                                                    Exhibit 23.1





                                       Consent


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 19, 1996 (except for Notes 9 and 10 as to which the date is ______________, 1996), in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-03491) and related Prospectus of Karrington Health, Inc., dated July 16, 1996.





Columbus, Ohio

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The foregoing consent is in the form that will be signed upon the completion of the reorganization of the Company as described in Note 9 to the financial statements.

                                  /s/ ERNST & YOUNG LLP


Columbus, OH
July 16, 1996